CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-3) of Micromet, Inc. and in the related Prospectus of our report dated March 13, 2008, with respect to the consolidated financial statements of Micromet, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young GmbH WPG

Ernst & Young GmbH WPG formerly known as
Ernst & Young AG WPG and
Ernst & Young Deutsche
Allgemeine Treuhand AG WPG

Munich, Germany
October 14, 2009